Exhibit 99.2

COMMON STOCK

PARTNERSHIP COMMUNITY BANCSHARES, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS – JUNE 11, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints David Braaten and/or Dean Fitting (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of common stock of Partnership Community Bancshares, Inc. held of record by the undersigned on April 26, 2019 at the Special Meeting of Shareholders to be held on June 11, 2019, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To approve the Agreement and Plan of Merger, dated as of January 22, 2019 and as amended on April 30, 2019, by and between Bank First National Corporation and Partnership Community Bancshares, Inc.

For	Against	Abstain

2.	To grant management the authority to adjourn the special meeting to a later date or dates if necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger described in Proposal 1 above.

For	Against	Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE ABOVE PROPOSALS.

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated:	, 2019.

Signature	Additional Signature (if jointly held)

Please Print Name	Please Print Name

PLEASE MARK YOUR SELECTION FOR EACH OF THE PROPOSALS DESCRIBED ABOVE, THEN SIGN AND DATE THIS FORM. PLEASE RETURN THIS PROXY FORM PROMPTLY BUT IN ANY EVENT NO LATER THAN JUNE 10, 2019, USING THE ENCLOSED ENVELOPE FOR YOUR CONVENIENCE.